August 10, 2005
For Immediate Release

           SUNCOAST NATURALS, INC. TO ACQUIRE RADA TECHNOLOGIES, INC.
                 THROUGH SHARE EXCHANGE; APPROVES CHANGE OF NAME
                     TO INTELLIGENT SECURITY NETWORKS, INC.

Boca Raton, FL: Suncoast Naturals, Inc. (OTC:"SNTL") announced today that it entered into a definitive Share Exchange Agreement with RADA Technologies, Inc. of Doylestown, PA. ("RADA") whereby Suncoast Naturals, Inc. will acquire 100% of the capital stock of RADA through the issuance of 18,870,000 Shares of its Common Stock and 10,000 Shares of Class B Preferred Stock, which will have preferential voting rights, to RADA shareholders. RADA has previously acquired the assets of RADA Systems, Inc. [www.RADA-Systems.com], including its physical assets, intellectual property, contracts, and accounts receivable. The Company anticipates that the transaction will be completed within thirty days.

Suncoast Naturals, Inc. Directors and shareholders have approved the change of name of the corporation to "Intelligent Security Networks, Inc." and an increase in the authorized capital of the corporation to 100,000,000 shares of Common Stock, with both actions to take effect upon filing with the State of Delaware.

RADA is a provider of advanced hardware and supporting "intelligent" software security systems for airports, seaports, public transportation systems, and strategic industrial and commercial facilities, using the proprietary Clarity Visual Intelligence technology licensed by RADA from Safehouse Technology Pty. Ltd. of Australia. This advanced technology integrates machine vision, networked digital video and database technology to enhance significantly the effectiveness of surveillance systems.

William J. Reilly, the President of Suncoast, stated: "The acquisition of RADA establishes a new direction for our Company in the rapidly expanding field of governmental, commercial and industrial security systems, supporting our country's homeland security initiatives. We are looking forward to rapid growth in this business sector based on the unique capabilities of the Clarity system and software to improve the efficiency and scope of coverage of the security personnel already employed at critical venues throughout our country and abroad. This is a rapidly expanding and technologically-evolving industry which is critical to our homeland security, and we plan to be at its forefront."

Roy Stanley, the Chairman and CEO of RADA, stated: "The threats that our nation now faces must be met with increased vigilance and a new breed of `intelligent' security systems to support those whose task it is to assure the integrity of our nation's defense facilities, airports, seaports, transportation networks and our facilities infrastructure against actions by those who threaten our way of life. Our goal is to support those on the front lines of security with the most advanced technology , thereby minimizing the probability of a successful breach of our defenses against terrorists. Because the growth of our Company and


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fulfillment of our mission will surely require additional capital, I am grateful to join with and have the support of the over 4,000 shareholders of Suncoast and look forward to providing the vehicle for their and our continuing growth."

Certain statements in this press release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors. The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Roy Stanley
RADA Technologies, Inc.
215-300-2936
www.RADA-Systems.com

William J. Reilly
Suncoast Naturals, Inc.
561-995-4625